Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-1 (Registration No. 333-137524) of Carrols Holdings Corporation, a Delaware corporation (the “Company”), and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement, and in any related prospectus and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, as a director nominee of the Company, with my election to become effective on or prior to the consummation of the offering contemplated therein, and I further consent to the filing and/or incorporation by reference of this consent as an exhibit to such Registration Statement and all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Dated: November 16, 2006	/s/ Jack Smith
Name: